Exhibit 99.1
INC Research to Acquire Kendle International for $15.25 per Share in Cash
CINCINNATI, OH and RALEIGH, NC, May 4, 2011 — INC Research, LLC, a therapeutically focused global contract research organization (CRO) privately held by Avista Capital Partners and Ontario Teachers’ Pension Plan, and Kendle International Inc. (Nasdaq: KNDL), today jointly announced a definitive merger agreement under which INC Research will acquire Kendle in an all-cash transaction with a total equity value of approximately $232 million. Kendle is a leading global CRO with extensive expertise in Phase I-IV clinical development and more than 3,000 associates in 31 countries worldwide.
Under the terms of the agreement, INC Research will acquire all of the outstanding shares of Kendle for $15.25 per share in cash, representing a 60.5 percent premium over Kendle’s closing share price on May 4, 2011. This represents a premium of 51.3 percent over the 30-trading day average of Kendle’s closing price. The Board of Directors of Kendle unanimously approved the transaction, which is expected to close in the third quarter subject to approval by Kendle’s shareholders as well as satisfaction of customary closing conditions and regulatory approvals.
“Joining forces with INC Research is the right decision for our customers and shareholders. Combining our highly complementary assets will provide the scale and scope for the combined company to deliver outstanding global teams, therapeutic expertise and operational excellence for clinical trials of all sizes,” said Kendle President and CEO, Stephen Cutler, PhD. “Because both companies are known for conducting high-quality clinical work and share a common culture based on excellent service delivery, we will be able to maintain a customer-centric focus on each individual project.”
“The combination of INC Research and Kendle will enable us to deliver broader capabilities and reach a critical mass for the emerging drug development outsourcing and alliance partnership models,” said James Ogle, CEO of INC Research. “Together, we bring complementary strengths and expand the breadth and depth of services and expertise that are most valuable to our customers.”
The combination of INC Research and Kendle strengthens both businesses by creating a global CRO with significant therapeutic capability and geographic diversity. The combined company will rank among the top-tier CROs based on size and scale, and will be well positioned to handle large-scale global trials.
As a result of the proposed merger transaction, Kendle’s earnings release and conference call/webcast scheduled for Thursday, May 5, at 8 a.m. Eastern Time has been cancelled. In addition, Kendle’s Annual Meeting of Shareholders has been postponed from May 19, 2011, with a new date to be determined by Kendle’s Board of Directors.
In connection with the transaction, J.P. Morgan Securities LLC acted as Kendle’s financial advisor and Keating, Muething & Klekamp PLL acted as its legal advisor. Morgan Stanley & Co. Inc. acted as financial advisor and Weil Gotshal & Manges LLP acted as the legal advisor to INC Research.
About Kendle
Kendle International Inc. (Nasdaq: KNDL) is a leading global clinical research organization providing the full range of early- to late-stage clinical development services for the world’s biopharmaceutical industry. Our focus is on innovative solutions that reduce cycle times for our customers and accelerate the delivery of life-enhancing products to market for the benefit of patients worldwide. As one of the world’s largest global providers of Phase I-IV services, we offer experience spanning more than 100 countries, along with industry-leading patient access and retention capabilities and broad therapeutic expertise, to meet our customers’ clinical development challenges. For more information, please visit www.kendle.com.
About INC Research, LLC
INC Research is a therapeutically focused contract research organization with a high performance reputation for conducting global clinical development programs of the highest integrity. Pharmaceutical and biotechnology companies look to INC Research for a complete range of customized Phase I through Phase IV programs in therapeutic areas of specialty, and in innovative pediatric and women’s health trials. The company’s Trusted Process® methodology and therapeutic foresight leads customers to more confident, better-informed drug and device development decisions. INC Research is headquartered in Raleigh, NC. For more information please visit www.incresearch.com or follow us at @inc_research.
About Avista Capital Partners
Avista Capital Partners is a leading private equity firm managing approximately $4 billion of committed capital with offices in New York, Houston, and London. Founded in 2005, Avista’s strategy is to make controlling or influential minority investments in growth-oriented energy, healthcare, media, industrial and consumer businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses. For more information visit www.avistacap.com.
About Teachers’ Private Capital
Teachers’ Private Capital is one of the world’s largest private equity investors. It is the private investment department of the Ontario Teachers’ Pension Plan. With $107.5 billion in assets as of December 31, 2010, the Ontario Teachers’ Pension Plan is the largest single-profession pension plan in Canada. It is an independent corporation responsible for investing the fund and administering the pensions of Ontario’s 295,000 active and retired teachers. For more information visit www.otpp.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Kendle and INC Research and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of Kendle’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Kendle and INC Research. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Kendle’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Kendle; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers or other business partners. Additional factors that could cause Kendle’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Kendle intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s website (http://www.sec.gov) at no charge. Kendle assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.
Additional Information
This communication is being made in respect of the proposed merger transaction involving Kendle and INC Research. In connection with the proposed transaction, Kendle will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Kendle regarding the Company, INC Research and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Kendle at info@kendle.com.

Participants in the Solicitation
Kendle, INC Research and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Kendle’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information regarding the officers and directors of Kendle is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2010, and the Company’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on March 16, 2011, and April 15, 2011, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of Kendle’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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Contacts:
For Kendle: Lori Preuit Dorer, Director, Global Corporate Communications,
Tel: 513 345 1685
For INC Research: Kelly Foster, 619-224-1261, Kelly@johnkellyfoster.com
For Avista: Ruth Pachman, Kekst & Company, 212-521-4891